POWER OF ATTORNEY

      The undersigned, as a Section 16 reporting person of Micron Technology, Inc. (the "Company"), hereby constitutes and appoints Company employees April Arnzen, Senior Vice President and Chief People Officer; Athar Siddiqee, VP, Global Rewards; Matthew Hendley, Senior Manager, Global Stock; Rob Beard, VP, Legal - Global Ops and Corp; and Mai Lan Bui, Stock Plan Manager, and each of them, the undersigned's true and lawful attorney-in-fact to:

1.	complete and execute Forms 3, 4 and 5 and other forms, and
all amendments thereto, as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Securities
Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company; and

2.	do all acts necessary in order to file such forms with the
Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem appropriate to comply with applicable law.

      The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 (as amended).

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th of February 2021.

Signature:/s/ Linnie Haynesworth
Print Name: Linnie Haynesworth